UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       EMILY ANNIE, INC.
                 (Name of small business issuer in its charter)

     New York                    7261               13-3893213
(State or jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
of incorporation or       Classification Code Number)    Identification
organization)                                            No.)

 392 Central Park West, New York, New York 10025             (212) 362-7813
     (Address and telephone number of principal executive offices)


 392 Central Park West, New York, New York 10025       (212) 362-7813
                   (Address of Principal place of business or intended principal place of business)


 Cheryl Mobley, 392 Central Park West, New York, New York (212) 663-0506
       (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

By:                    Schonfeld & Weinstein, L.L.P.
                         63 Wall Street, (Suite 1801)
                         New York, New York 10005


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE

Title of Each Class of   Amount       Proposed    Proposed   Amount of
Securities Being         Being        Maximum     Maximum    Registration
Registered               Registered   Offering    Aggregate  Fee
                                      Price Per   Offering
                                      Share (1)   Price(1)


                           40,000        $ 5.00    $ 200,000  $ 68.97



A Warrants                 40,000

B Warrants                 40,000

Common Stock Under-  (2)
lying Class A Warrants     40,000        $ 7.00    $ 280,000  $ 96.55
Common Stock Under-  (2)
lying Class B Warrants     40,000        $ 6.00    $ 240,000  $ 82.76

TOTAL                                              $ 720,000  $248.28



(1)Estimated for purposes of computing the registration fee pursuant to Rule
457.

(2) Any additional shares issuable pursuant to a stock split, stock dividend or similar transaction will be deemed registered by this Registration Statement.

Cross Reference Sheet Pursuant to Rule 404 (c)
Showing the Location In Prospectus of
Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus


Item
 No.         Required Item                          Location or Caption

1.     Front of Registration Statement   Front of Registration
     and Outside Front Cover of        Statement and outside
             Prospectus                        front cover of Prospectus


  2.     Inside Front and Outside Back         Inside front cover page
     Cover Pages of Prospectus             of Prospectus and outside
          front cover page of
          Prospectus

  3.     Summary Information and Risk          Prospectus Summary;
          Factors                               High Risk Factors


  4.     Use of Proceeds                       Use of Proceeds


  5.     Determination of Offering             Determination of
          Price                                 Offering Price

  6.     Dilution                              Dilution


  7.     Selling Security Holders              Not Applicable

  8.     Plan of Distribution                  Subscription and Plan of
                                          Distribution


  9.     Legal Proceedings                     Litigation


 10.     Directors, Executive Officers,        Management
     Promoters and Control Persons

 11.     Security Ownership of Certain         Principal Stockholders
          Beneficial Owners and Management      of Common Stock

 12.     Description of Securities             Description of Securities



Part I     Information Required in Prospectus    Caption in Prospectus


 13.     Interest of Named Experts and         Legal Opinions; Experts
            Counsel


 14.     Disclosure of Commission Position     Statement as
                                                to
   on Indemnification for Securities         Indemnification
     Act Liabilities


 15.     Organization Within Last              Management; Certain
           Five Years                            Transactions


 16.     Description of Business               Proposed Business;
                                             Executive Compensation

 17.     Management's Discussion and         Plan of Operation

          Analysis or Plan   of
           Operation

 18.     Description of Property               Proposed Business


 19.     Certain Relationships and Related     Certain Transactions
          Transactions


 20.     Market for Common Stock and           Prospectus Summary,
     Related Stockholder Matters           Market for the Company's
                                                Common Stock;
                                          Shares Eligible for
                                          Future Sale.

 21.     Executive Compensation                Executive Compensation

 22.     Financial Statements                  Financial Statements


 23.     Changes In and Disagreements          Not Applicable
          With Accountants on Accounting
     and Financial Disclosure

PROSPECTUS

EMILY ANNIE, INC.
(a New York Corporation)
A Minimum of 25,000 Units and a Maximum of 40,000 Units
Each Unit Consisting of One (1) Share of Common Stock and
One (1) Class A Redeemable Warrant and
One (1) Class B Redeemable Warrant

     Emily Annie, Inc. (the "Company") hereby offers for sale a minimum of 25,000 units (the "Units")(the "Minimum Offering"), and a maximum of 40,000 Units (the "Maximum Offering") at a purchase price of $5.00 per Unit. The Units are being offered on a "all or nothing" for the Minimum Offering, and on a "best efforts basis" for the Maximum Offering. The offering shall be conducted over a period of ninety (90) days (which may be extended an additional one hundred and twenty (120) days). The offering proceeds will be placed in an escrow account (the "Escrow Account") until the Minimum Offering has been sold, after which they shall be released with every $5,000 received. Each Unit consists of one (1) share of Common Stock,$.001 par value ("Common Stock"), one (1) Class A Redeemable Common Stock Purchase Warrant (the "Class A Warrants") and one (1) Class B Redeemable Common Stock Purchase Warrant (the "Class B Warrants") (together, the "Warrants.") Each Class A Warrant and each Class B Warrant shall entitle the holder(s) to purchase one (1) share of the Company's Common Stock at a price of $7.00 and $6.00, respectively. The Class A Warrants shall become exercisable on the closing of the Minimum Offering (the "Closing Date") and shall remain exercisable for a period of three (3) years from the Closing Date. The Class B Warrants shall become exercisable on the Closing Date and shall remain exercisable for four (4) years thereafter.
A Class B Warrant may only be exercised after the corresponding Class A Warrant has been exercised. If there is no current prospectus or if the Common Stock underlying the Warrants is not qualified for sale in the state in which a Warrant holder resides, such holder will not be permitted to exercise his/her Warrants.




EMILY ANNIE, INC.
392 CENTRAL PARK WEST
NEW YORK, NEW YORK  10025





The date of this prospectus is                      .


     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE UNITS HAVE BEEN REGISTERED ONLY IN NEW YORK, AND MAY ONLY BE TRADED IN SUCH STATE AND THE DISTRICT OF COLUMBIA. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR THE DISTRICT OF COLUMBIA. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES ARE REGISTERED. (SEE "HIGH RISK FACTORS - STATE LAW VIOLATIONS.")

     PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE UNITS, COMMON STOCK PURCHASE WARRANTS OR COMMON STOCK OF THE COMPANY. THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.



                Price to        Proceeds to
                  the Public      the Company(1)
Per Unit                 $      5.00     $      5.00

TOTAL  MINIMUM        $125,000.00     $ 125,00.00

TOTAL MAXIMUM        $200,000.00      $ 200,00.00



(1) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $20,000.


       The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Units, the Common Stock and the Warrants offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

     The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is April 30.

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.










      TABLE OF CONTENTS
                                                      Page
PROSPECTUS SUMMARY..............................
  The Company...................................
  The Offering..................................
  High Risk Factors.............................
  Determination of Offering Price...............
  Use of Proceeds...............................
SELECTED FINANCIAL INFORMATION..................
HIGH RISK FACTORS...............................
DILUTION........................................
USE OF PROCEEDS.................................
CAPITALIZATION..................................
PROPOSED BUSINESS...............................
  History and Organization......................
  Plan of Operation.............................
  Regulation ...................................
  Employees.....................................
  Facilities....................................
MANAGEMENT......................................
  Biography.....................................
  Conflicts of Interest..........................
  Executive Compensation........................
  Management Involvement........................
  Management Control............................
STATEMENT AS TO INDEMNIFICATION.................
MARKET FOR THE COMPANY'S COMMON STOCK...........
CERTAIN TRANSACTIONS............................
PRINCIPAL STOCKHOLDERS..........................
DESCRIPTION OF SECURITIES.......................
   Units........................................
   Common Stock.................................
   Preferred Stock..............................
   Redeemable Warrants..........................
   Anti-dilution provisions of Warrants.........
   Future Financing.............................
   Reports to Stockholders......................
   Dividends....................................
   Transfer Agent and Warrant Agent.............
EXPIRATION DATE.................................
LITIGATION......................................
LEGAL OPINIONS..................................
EXPERTS.........................................
FURTHER INFORMATION.............................
FINANCIAL STATEMENTS............................
PROSPECTUS SUMMARY


     The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".


The Company

     EMILY ANNIE, INC ("Company"), was organized under the laws of the State of New York on September 30, 1995. The Company was organized to sell and market its primary product, the Emily Annie Serenity Keepsake Urns, which are created in the likenesses of household pets, in which one is able to contain the ashes of a deceased pet. Emily Annie Serenity Keepsakes Urns are decorative memorials made of either ceramic or brass likenesses which have a vacuumed sealed core of stainless steel which will hold the cremated ashes. Since its incorporation, the Company's efforts have been focused on developing its products. The Company has developed prototypes for the products, but as of the date hereof, there have been no sales of the Emily Annie Serenity Keepsake Urns.

     Shortly following the completion of this Offering, the Company plans to start manufacturing and marketing its products.

     Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering as well as designing its product prototype. (See "Proposed Business.")

     The Company maintains its office at 392 Central Park West, New York, New York 10025. The Company's phone number is (212)-663-0506.

The Offering

Securities offered(1)......  A Minimum Offering of 25,000 Units, and a Maximum Offering of 40,000 Units, at $5.00 per Unit, each Unit consisting of One (1) share of Common Stock, One (1) Class A Warrant and One
(1) Class B Warrant, each Warrant entitling the holder thereof to purchase one
(1) share of Common Stock. The securities comprising the Units are, upon the issuance of the Units by the Company, immediately separable and tradeable. (See "Description of Securities".)

Common Stock outstanding
prior to the offering......   120,000  shares.

Common Stock to be
outstanding after
the Minimum offering(1).....  145,000  shares.

Common Stock to be
outstanding after
the Maximum Offering (1)....  160,000  shares

Warrants:

Number to be outstanding
after the Minimum
Offering(2)................  25,000 Class A Warrants
and                                        25,000 Class B Warrants

Number to be outstanding
after the Maximum
Offering (2)................ 40,000 Class A Warrants and
                 40,000 Class B Warrants

Exercise price.............  The exercise price of each Class A
Warrant is $7.00 per share and the exercise price of each Class B Warrant is $6.00 per share, each subject to adjustment in certain circumstances. A Class B Warrant may only be exercised after the corresponding Class A Warrant has been exercised. (See "Description of Securities").

Exercise period............  The exercise period of both the
Class A Warrants and the Class B Warrants will commence on the Closing Date, with the Class A Warrants expiring at 5:00 p.m., New York local time, three years from that date, and the Class B Warrants expiring four years from the Closing Date.



(1) Excludes (i) 50,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants in the Minimum Offering and 80,000 shares of Common Stock in the Maximum Offering.

(2) Excludes 6,000 Units available to Joel Schonfeld and Andrea Weinstein (the "Schonfeld Units") to purchase 6,000 Units, as well as 6,000 common shares of common stock included in the Schonfeld Units reserved for issuance upon exercise of the warrants included in the Schonfeld Units (the "Schonfeld Warrants", and 12,000 shares of common stock reserved for issuance upon exercise of the warrants included in the Underlying Units of the Schonfeld Warrants.


High Risk Factors

     Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. See "High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

     The offering price of $5.00 per Unit for the Units offered hereby and the exercise prices of $7.00 and $6.00 for the Class A Warrants and Class B Warrants, respectively, have been arbitrarily determined by the Company.
These prices bear no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the offering and exercise prices were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See "Determination of Offering Price.")

Use of Proceeds

     The proceeds of this offering shall be used by the Company to manufacture and market its Emily Annie Serenity Keepsake Urns, as well as for general operating expenses of the Company, including rent and officers salaries. (See "Use of Proceeds.")

Offering Period ........     The Offering will commence on the date
herein and continue for ninety (90) days hereafter. The Offering Period may be extended by the Company for an additional one hundred twenty (120) days thereafter (the "Extended Offering Period.")

Escrow .................     All subscription funds received in the
Offering shall be placed in an escrow account with the Escrow Agent until the Minimum Offering is sold. Once the Minimum Offering has been sold, the proceeds from the Minimum Offering shall be released from escrow. Offering proceeds received thereafter shall be held in the Escrow Account and released to the Company in $5,000 denominations until the Maximum Offering is sold or the Offering Period (or the Extended Offering Period) is over.

Selected Financial Information


The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the unaudited financial statements and audited balance sheet appearing herein.



               Cumulative Period from
               Sept. 30, 1995(date of inception) to
               December 31, 1996
                   (audited)

Statement of Income Data:
  Net Sales ...............     $ - 0 -
  Inventory ...............     $ - 0 -
  Cost of Sales ...........       $ - 0 -
  Product Profits .........     $ - 0 -
  Organization Expenses
   and Cost of Sales          $ 1,886
  Net Deficit               $(1,886)
  Net Loss Per Share          $ 1.87
Shares Outstanding                    120,000

                                             As Adjusted
                                            Minimum     Maximum
                 Dec. 31, 1996  Offering    Offering

Balance Sheet Data.........

  Working Capital .........     3,000       (92,000)    (157,000)
  Total Assets ............    12,237       102,000
167,000
  Long Term Debt...........       -            -            -
  Total Liabilities........     8,103         8,000
8,000
  Shareholders' Equity.....     4,134        94,000      159,000

HIGH RISK FACTORS RELATING TO THE COMPANY

     1. Limited Operating History; Limited Working Capital. The Company was incorporated under the laws of the State of New York on September 30, 1995. Since its incorporation, the Company's efforts have been focused on structuring this offering and product development. The Company's main product is the Emily Annie Serenity Keepsake Urn, which are urns created in the likenesses of household pets, in which one is able to contain the ashes of a deceased pet. Emily Annie Keepsake Urns are decorative memorials made of either ceramic or brass likenesses which have a rubber gasket sealed core of stainless steel which will hold the cremated ashes. Since its incorporation, the Company's efforts have been focused on developing its products. The Company has currently produced a prototype of the Emily Annie Keepsake Urns, and intends to market them to veterinarians, pet crematoriums, pet stores, pet hospitals and pet groomers.

The Company currently has limited assets and liabilities. The Company is dependent upon proceeds from this Offering for working capital to commence manufacturing its products and to run operations. The Company has determined that it will need approximately $125,000 to commence manufacturing and run operations for a twelve (12) month period. The Company is dependent on the proceeds of the Maximum Offering, however, to run for a period of more than twelve (12) months. The Company does not anticipate the need for additional funding after this offering, but cannot so guarantee; nor can the Company guarantee that such funding, if required, will be made available to the Company on terms acceptable to the Company. The Company cannot guarantee that even the Maximum Offering proceeds will be sufficient to run operations, and in the event these proceeds are determined to be insufficient, the Company may have to conduct subsequent offerings. The Company cannot assure investors that any subsequent offerings will occur, or, in the event they do, that they will be successful.

Prospective investors should be aware that the Company faces all risks inherent in any development-stage business undertaking, including the difficulties inherent in competition from entities which have greater financial resources and experience than the Company. The likelihood of success for the Company must be considered in light of undertaking to develop a new product in a competitive environment. There can therefore be no assurance that the Company's business operations will be successful, or that it will be able to achieve revenues and projected profitability. (See "RISK FACTORS - Start-Up Company," and "BUSINESS").

     2. Dependence Upon Management. Success of the Company is dependent upon the management efforts and expertise of its present management. The Company will depend heavily upon the skills of its management. The death or incapacity of any of the members of management could have a substantial adverse effect upon the Company. While management anticipates the Company will have sufficient personnel resources to replace the loss of any individual on an interim basis, such loss could have significant adverse effects on the Company and would likely require the Company to obtain other personnel to manage and operate the Company. There can be no assurance a suitable replacement any lost member of management could be employed or hired on terms which are acceptable to the Company. (See "MANAGEMENT.")

     3. Development Stage Company. The Company is a development stage company, and it needs the proceeds from this Offering to commence manufacturing operations, as well as to acquire operating assets, and hire personnel necessary to commence operations. Until it receives the proceeds of this Offering, the Company will continue to incur expenses without generating any income. In addition to all the risks associated with the creation of any new business, the Company will be subject to certain risk factors affecting the pet care industry generally, such as competition among pet product companies. (See "RISK FACTORS - Risks Related to the Pet Care Industry Generally," "RISK FACTORS - Limited Operating History; Limited Working Capital," and "BUSINESS.")

     4. Competition. The Company intends to market its products to pet crematoriums and cemeteries pet owners, veterinarians, pet hospitals and pet shops. The Company believes it will be competing with pet cemeteries and burial plots for the disposal of deceased pets, but is currently unaware of any products and/or companies catering to cremated pets. The pet care industry is highly competitive. The Company may face competition from other pet care companies which may begin serving any of the markets which the Company plans to serve and from new companies that may be formed to compete in this market, including any that may be formed by any of the major pet care companies. The Company's ability to meet price competition may depend on its ability to operate at costs equal to or lower than its competitors or potential competitors. There is a risk that competitors, perceiving the Company to lack extensive capital resources, may undercut the Company's prices or increase their service in an effort to force the Company out of business.

     5. Reliance on Others. The Company intends to hire manufacturers to manufacture the Emily Annie Serenity Keepsakes Urns. Currently, the Company is not a party to any contracts for the manufacture of its products. There is no guarantee that it will enter into any such contracts or that their will be manufacturers willing and (or able to manufacture the Company's products on terms satisfactory to the Company. The Company intends to market its products on its own through advertisements, flyers and displays, aimed at Pet Crematoriums and Pet Cemeteries. As the Company grows and expands its operations, the Company may need to contract for additional services marketing and/or manufacturing. There is no assurance that the Company will be able to contract for all of the facilities and services it will require, and even if entered into, these agreements may be subject to termination. The Company's reliance upon others to provide essential services on behalf of the Company may result in relative inflexibility in adjusting costs, and the efficiency and timeliness of contract services may be beyond the Company's direct control. Management expects that the Company will be required to rely on such contractors for some time in the future. (See "BUSINESS - Contracts.")

     6. Lack of Market for Securities. The Company has neither conducted, nor have others made available to it, results of market research concerning the feasibility of sales of the securities. Currently, there is no market for the Company's securities, and the Company cannot guarantee that a market will develop.


     7. Control by Current Shareholders. After the completion of the Minimum Offering, the Company's current shareholders will hold approximately 83% of the then outstanding stock, and after the Maximum Offering, the Company's current shareholders will hold approximately 75% of the then outstanding stock. Thus, current shareholders will remain a majority after this offering. (See "PRINCIPAL STOCKHOLDERS").

     8. Arbitrary Offering Price. The Offering price and the terms and conditions of the Units offered hereby have been arbitrarily determined by the Company and bear no relationship to any recognized criterion of value including assets, earnings or book value or the market value of the Common Stock. (See "BUSINESS," "DESCRIPTION OF SECURITIES" and "SUBSCRIPTION AND PLAN OF DISTRIBUTION.")

      9. Escrow of Investors' Funds. Under the terms of the Offering, the Company is offering Units on a "best efforts, all or nothing" basis as to the first $125,000, and "best efforts" as to the additional $75,000. No commitment exists by anyone to purchase all or any part of the shares offered hereby. Consequently, there is no assurance that the Minimum Offering will be sold, and subscribers' funds may be escrowed for as long as 210 days and then returned without interest thereon or deduction therefrom, in the event the Minimum Offering is not sold within the Offering Period or the Extended Offering Period. Investors, therefore, will not have the use of any funds paid for the purchase of the Company's Units during the subscription period. In the event the Company is unable to sell the Minimum Offering within the Offering Period or the Extended Offering Period if the Offering Period is extended, the Offering will be withdrawn.

     10. Possible Inability to Exercise Warrants. Because the Warrants included in the Units being offered hereby may be transferred, it is possible that the Warrants could be acquired by persons residing in states where the Company is unable to qualify the shares of Common Stock underlying the Warrants for sale upon exercise. Such Warrant holders would not be able to sell their Warrants. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a Registration Statement covering the shares underlying the Warrants to be effective when the Warrants are exercisable. In that event the Warrants may expire unless extended by the Company as permitted by the Company's Warrant Agreement because a Registration Statement must be in effect in order for Warrant holders to exercise their Warrants. (See "Description of Securities.")

     11. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company is a development stage company, the Company does not anticipate having any earnings in the near future. (See "Dividends.")

     12. Restricted Resale of the Securities. All 120,000 of the Company's Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), as amended, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of the Company's outstanding Common Stock every three (3) months. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the Units offered herein are sold, the holders of the restricted shares, and affiliates holding unrestricted shares, may each sell 1,200 shares during any three (3) month period after September 30, 1996. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a two (2) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market which may develop for such shares.

     13. Immediate Substantial Dilution. As of December 31, 1996, the net tangible book value of the Company's Common Stock was approximately $.065 per share, substantially less than the $5.00 per share to be paid by the public investors, giving no value to the Warrants. In the event all the Units are sold, public investors will sustain an immediate dilution of approximately $4.00 per share in the book value of public investors' holdings. (See "Dilution.")

     14. Purchase of Shares. The Company's officers, directors and principal shareholders may purchase a portion of the Units offered in this offering.
The aggregate number of Units which may be purchased by such persons shall not exceed 20% of the number of Units sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Units purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

     15. State Law Violations. The Company will use its best efforts to ensure that sales of Units will only occur in those states in which such sales would not be a violation of any of said states laws. The Company's securities may be sold in New York and the District of Columbia only.

     16. Unknown Market for Products. While the Company believes there is a market for its Emily Annie Keepsakes Urns, there is no guarantee that such a market does in fact exist. Furthermore, the Company has no assurance that in the event there is a market for its products, it will be able to capture a substantial potion of that market.
       DILUTION


     The net tangible book value of the Company as of December 31, 1996 was $.065. Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets) (See "Financial Statements.") As of December 31, 1996, there were 120,000 shares of the Company's Common Stock outstanding (See "Certain Transactions").

     Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. In the event that any Warrants are exercised (as to which no assurance can be given) there may be further
dilution to stockholders.   The following table illustrates this dilution
(giving no value to the Warrants and assuming all Units are sold):


Public offering price per unit .........................  $5.00
Net tangible book value per share before offering........ $ .065
Net tangible book value per share after Maximum offering. $1.00 Increase per share attributable to shares offered hereby. $ .035
Dilution to public investors............................. $4.00

                        Money               Net tangible
                        received for        book value per
# shares                shares before       share before
before offering         offering            offering

   120,000              $ 6,000             $ .065


-------------------------------------------------------------

                       Total                Net tangible
  Total No. of         Amount of            Book Value
Shares After           Money Received       Per Share After
Maximum Offering       For Shares           Maximum Offering

   160,000              $160,000              $1.00

-------------------------------------------------------------

                                           Increase
Net Tangible           Net tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Maximum Offering       Offering             Offered Hereby

$ 1.00                  $ .065                $ .035


-------------------------------------------------------------

                       Net tangible
                       Book Value Per
Public Offering        Share After          Dilution to
Price Per Share        Maximum Offering     Public Investors

$ 5.00                   $1.00                  $4.00



       As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company, giving no value to the Warrants and assuming all Units are sold (See "Certain Transactions" and footnotes to "Financial Statements.")


                       Approx.
                       Percent                        Approx.
                       Total                          Percent
             Units     Shares            Total         Total
             Purchased Outstanding(1) Consideration Consideration

New Investors     25,000
Minimum Offering          17.24%          $  125,000         95.42%

New Investors     40,000
Maximum Offering          25.00%       $  200,000         97.09%

Existing
 Shareholders(1) 120,000    100%       $    6,000          4.58%

(1)  120,000 shares of common stock were sold prior to this offering at $.05
per share.   (See "Certain Transactions")
USE OF PROCEEDS

Net proceeds to the Company of approximately $125,000 in the Minimum Offering and approximately $200,000 in the Maximum Offering will be applied to operating expenses of the Company, including production equipment, salaries and office supplies. The following table sets forth management's proposed use of such proceeds:

Application of Proceeds          Minimum              Maximum

Salaries                    $ 26,400            $ 42,000
Professional Fees               $ 17,000            $ 17,000
Advertising               $  4,000            $  7,000
Office Expenses (1)          $ 20,000            $ 30,000
Working Capital               $ 57,600            $104,000

Total                    $125,000            $200,000

   (1) Based on moving of offices which the Company intends to do upon completion of this offering.


The Company plans to apply the proceeds of the Offering to operating and office expenses and to the commencement of manufacturing operations. In the event the Company's plans change or its assumptions change or prove to be inaccurate, or if the proceeds of this Offering or projected cash flow prove to be insufficient to fund operations (due to unanticipated expense, production cost overruns, technical problems, or difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories, or may be required to seek additional financing or curtail its operation. A portion of the proceeds of this Offering allocated to working capital may, in the discretion of management, be used to pay salaries and other administrative expenses if revenues from operations are insufficient to pay operating expenses. The Company has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any such additional financing will be available to the Company, or if available, on commercially reasonable terms.

Proceeds not immediately required for the purposes described above may be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.
      CAPITALIZATION


The following table sets forth capitalization of the Company as of December 31, 1996, and as adjusted to reflect the sale of the Units offered hereby and the application of the estimated net proceeds of such sales.

                                           As Adjusted
                            Dec 31, 1996  Minimum/Maximum

Liabilities:

Short-Term Debt .........               $ - 0 -      $ - 0 -

Existing Long Term Debt .               - 0 -        - 0 -

          Total Debt ....                  - 0 -        - 0
-
   Shareholders' Equity:
   Common Stock, $.001 par value
   25,000,000 shares authorized
   120,000 shares issued and
   outstanding....................       120    122     124
   145,000 and 160,000 shares to
   be issued and outstanding(1)....       -      -
-
  Additional Paid-In Capital           5,880 94,878 159,876

  Accumulated Deficit ...........      (1,886)(1,886)
(1,886)
Total Shareholders' Equity.......       4,134 94,082 159,080

Total Liabilities and
 Stockholders' Equity ..........       4,134 94,082 159,080

Total Shareholders' Equity        4,134 94,082 159,080
Total Capitalization.............       4,134 94,082 159,080

_____________________


The Company has paid no cash dividends on its Common Stock. The Company's present policy is to retain any earnings to finance the growth and development of its business. Therefore, the Company does not anticipate paying cash dividends in the foreseeable future. PROPOSED BUSINESS

History and Organization

     The Company was organized under the laws of the State of New York on September 30, 1995. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company has also designed the Emily Annie Serenity Urn, a decorative box designed to hold pets post-cremation ashes. It is the Company's intent to continue manufacturing these urns, and to market them through various avenues including veterinarians, pet shows and pet specialty stores, as well as to pet crematoriums and cemeteries. To date, the Company has manufactured a prototype of each product, but has no sales. The Company has not entered into any contracts or agreements for the sale or distribution of its products.

     The Company's initial public offering will consist of a minimum of 25,000 Units and a maximum of 40,000 Units at a purchase price of $5.00 per Unit. Each Unit consists of one (1) share of Common Stock, one (1) Class A Warrant and one (1) Class B Warrant. Each Class A Warrant is exercisable at $7.00 for one (1) share of Common Stock. Each Class B Warrant is exercisable for one
(1) share of Common Stock at an exercise price of $6.00. A Class A Warrant must have been exercised for the corresponding Class B Warrant to be exercised.

     The Company is filing this registration statement in order to effect a public offering for its securities. (See "Description of Securities.")

Plan of Operation

     The Company was organized with the intent to design and market its sole product, the Emily Annie Serenity Urn, urns specifically designed to contain the post-cremated ashes of household pets. The Urns will have breed specific designs, and display a commonly known marking for each breed. Each Emily Annie Serenity Urn will have a core container made of metal with a rubber gasket sealed screw on top to secure and preserve the ashes. The outer shell will be made of ceramic-like non-breakable resin, that will be poured into custom designed molds made exclusively for the Company.

The Company intends to design the Emily Annie Serenity Urns and to contract out the manufacturing of its products. As of the date hereof, however, the Company has no such contracts, nor has it engaged in any manufacturing of its products. The Company has no sales to date. (See "RISK FACTORS").

The Company intends to market its products initially to pet crematoriums and pet cemeteries, as well as to veterinarians and pet hospitals. The Company expects to print brochures for display in such locations. Eventually, the Company intends to market its products directly to pet owners.

The Company is aware of several companies engaged in a business similar to the one the Company intends to operate, none of which designs breed-specific urns, however. The Company believes this unique feature will distinguish it from its competitors. The Company cannot guarantee that its competitors will not have greater funding or more recognition than the Company, however, or that additional companies will not enter the same market. (See "Risk Factors - Competitors").


Employees

     The Company presently has two part-time employee. The Company's employees are all members of management whose salaries will be drawn from the proceeds of this Offering. The Company's employees' salaries will be re-evaluated by the Company after the Company is in operation. (See "Management - Executive Compensation").

Facilities

     The Company is presently using the office of Cheryl Mobley, located at 392 Central Park West, New York, New York 10025 as its office. There is no cost involved to the Company. Such arrangement is expected to continue after completion of this offering. The Company at present owns some equipment, and intends to purchase additional equipment with the offering proceeds.

      MANAGEMENT


     The officers and directors of the Company, and further information concerning them are as follows:

Name(1)               Age                Position(2)
Emily Putterman        30          President/Director

Russell McIntosh       59             Vice President/Secretary


(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933. These "Promoters" are the Company's only "Promoters".

(2) All members of management have served in their respective positions since the Company was organized.


BIOGRAPHY

Emily Putterman, 30, has been the Company's President and a director since the Company's incorporation. Ms. Putterman has been an Assistant Adjunct Professor at the Fashion Institute of Technology, where she teaches shoe design, since 1989. Ms. Putterman is currently Sales and Marketing Director for Tiny Toppers, located in New York. Ms. Putterman is a graduate of Fashion Institute of Technology where she received her A.A.S in Footwear and Accessory Design. She attended Parsons School of Design and is an Elected Life Member of the Arts Student League in New York City.

Russell McIntosh, 59, has been Vice President and Secretary and a director of the Company since its incorporation. Mr. McIntosh is a master carpenter who specializes in restoration and refinishing of fine antique furniture, he currently is employed by San Lorenzo Restorations and act concurrently as the plant manager. Mr. McIntosh also has over 30 years experience as a tool and dye maker. His craftsmanship and engraving skills are a credit to the company.



Executive Compensation

$26,000 of the Minimum Offering, and $42,000 of the Maximum Offering proceeds shall be allocated to management salaries. Management salaries shall be re-evaluated once the Company commences operations.



STATEMENT AS TO INDEMNIFICATION

     Section 722 of the New York Business Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the Company. Pursuant to this section, the Company may indemnify any director, officer, employee or agent of the Company who has been made a party to an action, suit or proceeding by reason of the fact that such person is or was an officer, director or employee or agent of the Company, against expenses, judgements, fines and amounts paid in settlement actually and reasonable incurred in such action, suit or proceeding. The general effect of Section 722 of the New York Business Corporation Law is to indemnify officers, directors, employees and agents of a company who are acting in good faith on behalf of or for that company, against costs incurred in suits or actions brought against such persons as a result of their relation to the company and/or their actions on behalf of the company. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information," herein.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR THE COMPANY'S COMMON STOCK


     Prior to the date hereof, there has been no trading market for the Company's Common Stock. There are currently four (4) holders of the Company's outstanding Common Stock. Present shareholders will own approximately 83% of the outstanding shares upon completion of the Minimum Offering and 75% after the Maximum Offering, and as a result, there is little likelihood of an active public trading market, as that term is currently understood, developing for the shares. There can be no assurance that a trading market will develop for the Company' securities after the offering, or at any timer thereafter. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK FACTORS - No Assurance of a Public Market" and "HIGH RISK FACTORS - Control by Present Management and Shareholders.")


CERTAIN TRANSACTIONS

     On October 10,1995, 120,000 shares of the Company's Common Stock were issued to four (4) shareholders at $.05 per share for a total of $6,000. The current breakdown of share ownership by shareholder may be found in the section on Principal Stockholders.


PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the date of this Memorandum, certain information with respect to the Company's Common Stock owned or of record by (i) each person who owns more than 5% of the Company's outstanding Common Stock, (ii) each director or officer of the Company, and (iii) all executive officers and directors as a group.



                      Percentages of Outstanding Shares Owned

                  Amount and
                 Nature of
                 Beneficial     Before           After Offering
                     Ownership      Offering    Minimum  Maximum

Stockholder

Emily Putterman           57,600    48.00%        37.66%   34.13%
209 Columbus Ave.
New York, NY  10023

Russell McIntosh          56,400    47.00%        36.83%     33.37%
264 West 25th St.
New York, NY  10001

Joel Schonfeld            3,500     2.92%         2.41%      2.19%
63 Wall Street
New York, NY  10005

Andrea Weinstein            2,500     2.08%         1.72%      1.56%
63 Wall Street
New York, NY  10005

All Officers and           120,000   95.00%         78.62%     71.25%
Directors as a group
(2 persons)




DESCRIPTION OF SECURITIES

Units

     The offering consists of up to 40,000 Units at $5.00 per Unit, each Unit consisting of one (1) share of Common Stock, one (1) Class A Warrant and one
(1) Class B Warrant.  Each Class A Warrant entitles the holder to purchase one
(1) share of Common Stock at an exercise price of $7.00 on the terms set forth below under "Unit Warrants." Each Class B Warrant entitles the holder to purchase one (1) share of Common Stock at an exercise price of $6.00 on the terms set forth below under "Unit Warrants."

Common Stock

     The Company is authorized to issue 25,000,000 shares of Common Stock, of which 120,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of Common Stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of the Maximum Offering, the present officers and directors and present shareholders will beneficially own 71.25% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Redeemable Warrants

     Persons intending to exercise their redeemable Class A Warrants must present the Warrant and the exercise price to the Company's Transfer Agent, in order to receive one (1) share of Common Stock. Each Class A Warrant is exercisable at an exercise price of $7.00 from the Closing Date of this offering and continuing for three (3) years, at which time the Warrants expire. The Class A Warrants are immediately detachable.

     For each Class B Warrant, the holder is entitled to receive one (1) share of Common Stock, at an exercise price of $6.00 from the Closing Date and continuing for four (4) years thereafter, at which time the Warrants expire.

     The number of shares that may be purchased upon exercise of the Warrants, and the subscription price, may both be subject to proportionate adjustment in the event of stock splits and stock dividends.

     The Warrants are not entitled to any voting, liquidation or other rights to which the Common Stock is entitled. Holders of the Warrants will have no voting power and will not be entitled to any dividends. In the event of any dissolution or winding up of the Company, the holders of the Warrants will not be entitled to participate in a distribution of the Company's assets.

     If there is no current prospectus or if the Common Stock underlying the Warrants is not qualified for sale in the state in which a Warrant holder resides, such holder will not be permitted to exercise his Warrants.

     In the event that the Company adopts a resolution to merge, consolidate, or sell percentages in all of its assets, prior to the expiration of the Warrants, each Warrant holder upon exercise of his Warrants would be entitled to receive the same treatment as the holder of any other share of Common Stock. In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of adoption of such resolution to the registered holders of the Warrants. Thereupon, all liquidation and dissolution rights under the Warrants will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.

     The Company currently has no plans, proposals, arrangements or undertakings with respect to the sale of additional securities after the completion of this offering or prior to the location of a Business Combination. The only circumstances under which additional securities may be issued would be, if the proceeds from this offering and the proceeds from the exercise of the Warrants are insufficient to accomplish the Company's proposed business.

     The above summary does not purport to be complete. The Warrant Agreement containing all of the terms and conditions applicable to the Warrants, has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Anti-Dilution Provisions of Warrants

     The Warrant Price and number of Common Stock shares subject to the Warrant shall be subject to adjustment from time to time as set forth hereinafter.

     (A) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Warrant Prices shall be proportionately decreased as of the close of business on the date of record of said dividend.
     (B) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Warrant Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Warrant price immediately prior to such combination shall be proportionately
increased.   Any such adjustment to the Warrant price shall become effective at the close of business on the record date for such subdivision or combination.

     (C) Upon any adjustment of the Warrant price as provided herein, the number of Common Shares issuable upon exercise of this Warrant, shall be changed to the number of shares determined by dividing (i) the aggregate Warrant price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Warrant price per share in effect immediately after such adjustment.

     (D) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation as the case may be, shall execute with the warrant agent a supplemental Warrant Agreement providing that each registered holder of a Warrant shall have the right thereafter and until the expiration date to exercise such Warrant for the kind and amount of stock securities, cash, or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock, for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section.

     (E) On the Effective Date of any new Warrant price, the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

     (F) The form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant price and the same number of shares as it stated in the Warrants initially issued pursuant to the Warrant Agency Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     The Company acknowledges the fact that if there is any change in the exercise price of the Warrants, a post-effective amendment will need to be filed with the Securities and Exchange Commission prior to the commencement of the exercise of the Warrants. In conjunction with any change in the Warrant exercise price, notification to all market makers and public news releases will be sent out immediately. The Company may reduce the exercise price or extend the exercise period of the Warrants only by a vote of the majority of the Company's Board of Directors.

     The above summary does not purport to be complete. The Warrant Agreement containing all of the terms and conditions applicable to the Unit Warrants, has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Reports to Stockholders

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. The Company's fiscal year ends on April 30th.

Dividends

     The Company was only recently organized, has no earnings, and has paid no dividends to date. Furthermore, there can be no guarantee that the Company will pay dividends in the future.

Transfer Agent and Warrant Agent

     The Company has appointed Oxford Transfer & Registrar Agency, 1130 S.W. Morrison, Suite 250, Portland, Oregon 97205, as the Transfer Agent and Warrant Agent for the Company.



EXPIRATION DATE


     This offering will expire 90 days from the date of this prospectus (or 210 days from the date of this prospectus if so extended by the Company).

LITIGATION

     The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.



LEGAL OPINIONS

     Schonfeld & Weinstein, L.L.P., 63 Wall Street, New York New York 10005, Special Counsel to the Company, has rendered an opinion that the Units are validly issued. Both Joel Schonfeld and his partner, Andrea Weinstein, own stock in the Company totaling 6,000 shares of Common Stock.


EXPERTS

     The financial statements included in this prospectus have been examined by Boykoff & Bell, P.C., 2 Skyline Drive, Hawthorne, New York 10532, independent certified public accountant, as stated in his opinion given upon the authority of that person as an expert in accounting and auditing.


FURTHER INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.


EMILY ANNIE, INC.


FINANCIAL STATEMENTS




(A Development Stage Company)


For the period from September 30, 1995(date of inception) to December 31, 1996

                                                  EMILY ANNIE, INC.
(a development stage company)



CONTENTS


Independent Auditors' Report                      1F

Financial
Statements:


  Balance Sheet                                        2F

  Statement of Cash Flows                              3F

  Statement of Operations                              4F

  Statement of Shareholders' Equity                    5F

  Notes to Financial Statements                       6F-8F


























INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders
Emily Annie, Inc.
New York, New York

We have audited the accompanying balance sheet of Emily Annie, Inc., a development stage company, as of December 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the period May 30, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emily Annie, Inc., a development stage company, as of December 31, 1996, and the results if its operations and its cash flows for the period May 30, 1996 to December 31, 1996 in conformity with generally accepted accounting principles.

Boykoff and Bell, P.C.
Certified Public Accountants

Dated:  March 15, 1997
Hawthorne, New York

                      1-F EMILY ANNIE, INC.
(a development stage company)
BALANCE SHEET
DECEMBER 31, 1996


ASSETS


CURRENT ASSETS:
Cash                                                   $  1,890

Total current assets                                      1,890

OTHER ASSETS:
Organization costs (Note 2.)                             10,347
Total assets                                           $ 12,237



     LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
Accounts payable                                       $  2,000
Due to shareholders (Note 3.)                             5,382
Corporate taxes payable (Note 4.)                           721

Total liabilities                                         8,103

SHAREHOLDERS' EQUITY:
Common stock, .001 par value, 25,000,000 authorized,
120,000 issued and outstanding (Note 1.)                    120
Additional paid in capital (Note 1.)                      5,880
Deficit accumulated during development stage             <1,866>

Total shareholders' equity                                4,134

Total liabilities and shareholders' equity              $ 12,237



See notes to financial statements.
2-F EMILY ANNIE, INC.
(a development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996



CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss                                                $ <1,866>
Adjustments to reconcile net loss to
net cash provided by operating activities:

Increase in accounts payable                $2,000
  Increase in corporate taxes payable          721

                                                           2,721
Net cash provided by operating activities                    855

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in organization costs                           <10,347>

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in due to shareholders              5,382
Proceeds from sale of stock                  6,000


                                                          11,382
Net increase in cash                                       1,890
Cash, beginning of period                                    -0-

Cash, end of period                                     $  1,890













See notes to financial statements.
3-F EMILY ANNIE, INC.
(a development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996





OPERATING EXPENSES:
Bank charges                                            $    145
Corporate taxes (Note 4)                                     721
Professional fees                                          1,000

Net loss                                                $ <1,866>


EARNINGS PER SHARE:
Net loss per common share                               $   1.87

Weighted average number of shares                        120,000






















See notes to financial statements.
4-F


EMILY ANNIE, INC.
(a development stage company)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996


                                       SHARES              AMOUNT

Initial sale of stock
October 10, 1995                       120,000            $6,000

Deficit accumulated
during developmental stage                             <1,866>
                                       120,000            $4,134


























See notes to financial statements.
5-F

   EMILY ANNIE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996


1. ORGANIZATION OF THE COMPANY

The Company was incorporated in New York on September 30, 1995. Subsequent to incorporation, it issued and sold 120,000 shares of Common Stock on October 10, 1995 to two (2) initial shareholders, at five cents per share.

The Company was organized to sell and market two products relating to the containment of cremated ashes. Since its organization the companies activities have been limited to the development of its products and the sale of its stock. There have been no sales of its products to the public. After the completion of its public offering the company will then begin to produce and sell its products.

The Company's only activities to date have been the acquisition of funds from the sale of its Common Stock. The Board of Directors has voted to authorize the filing of a registration statement and prospectus to effect a initial public offering in order to offer its securities to the public. As of December 31, 1996, the Company had not yet commenced operations. The Company conducts its operations on a calendar year.


2.  SIGNIFICANT ACCOUNTING POLICIES

Organization costs

Organization costs will be amortized on a straight line basis over a five years.

Leases

The Company has no oral or written leases or freeholds of any kind on any physical plant. The Company presently uses the offices of Cheryl K. Mobley, 392 Central Park West, New York, New York 10025, at no cost. Such arrangements are expected to continue until completion of this offering at which the Company shall commence looking for larger space.

6-F

EMILY ANNIE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  DUE TO SHAREHOLDERS

The non-interest bearing amount of $5,382 resulted from the shareholders payment of corporate expenses from personal funds. No time period or repayment terms have been established.


4.  TAXES

Since the Company has incurred losses since inception, no provision for income taxes is necessary. The Company has a net operating loss carried forward of $1,866 which expires December 31, 2011.

5.  ADDITIONAL INFORMATION

The Board of Directors passed a resolution authorizing the Management of the Company to initiate steps to make a public offering of the Company's securities, in order to raise additional capital of up to $200,000.00. Management was granted authority to file a Registration Statement on form SB-2 with the Securities and Exchange Commission and to register the securities in any state jurisdictions that Management felt was required and appropriate.
7-F




EMILY ANNIE, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD MAY 30, 1996 TO DECEMBER 31, 1996


5.  ADDITIONAL INFORMATION (CONTINUED)

It was furthermore resolved, that the public offering would consist of a minimum of 25,000 and maximum of 40,000 Units to be offered at $5.00 per unit. Each unit would consist of one (1) share of Common Stock, one (1) Class A Warrant and one (1) Class B Warrant, with the Class A Warrants expiring three (3) years from the closing date of this offering, and the Class B Warrants expiring four (4) years from the closing date of this offering.


Each Class A Warrant would permit the holder to purchase one (1) share of Common Stock for $7.00 (exercise price). Each Class B warrant would permit the holder to purchase one (1) share of Common Stock for $6.00 (exercise price). The offering is being made on an all or none basis as to the minimum offering, and a best efforts basis as to the maximum offering.



















8-F



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

Section 722 of the New York Business Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

     (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

The Company will, to the fullest extend permitted by Section 722 of the New York Business Corporation Law, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnitees may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.


Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Company in connection with the issuance and distribution of the securities being registered are estimated as follows:

     Escrow Fee................................$   250.00
     Securities and Exchange Commission
     Registration Fee..........................$   312.07
     Legal Fees................................$15,000.00
     Accounting Fees...........................$ 2,000.00
     Printing and Engraving....................$   750.00
     Blue Sky Qualification Fees and Expenses..$   500.00
     Miscellaneous.............................$   837.93
     Transfer Agent Fee........................$   350.00

     TOTAL.....................................$20,000.00

Item 26.  Recent Sales of Unregistered Securities

The Company issued 120,000 shares on October 10, 1996 to its initial stockholders for $6,000.

Name/Address
Consideration              Shares
Beneficial                 of Common             Price
Owner                        Stock Purchased(2)    Paid

Emily Putterman(1)           57,600               $ 2,880
209 Columbus Ave.
New York, NY  10023

Russell McIntosh(1)           56,400               $ 2,820
264 West 25th St.
New York, NY  10001

Joel Schonfeld(3)            3,500               $   175
63 Wall St., Ste.1801
New York, NY  10005

Andrea Weinstein(3)            2,500               $   125
63 Wall St., Ste 1801
New York, NY  10005

Total Officers
and Directors
((2) persons)              120,000               $ 6,000

__________________________
     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

     (3) Mr. Schonfeld is special counsel to the Company, and Ms. Weinstein is his associate.



EXHIBITS


Item 27.


 3.1             Certificate of Incorporation.

 3.2             By-Laws.

 4.1     Class A Warrant

 4.2          Class B Warrant

 4.3          Form of Warrant Agency Agreement.

 4.4          Form of Escrow Agreement.

 5.0          Opinion of Counsel.

24.0          Accountant's Consent to Use Opinion.

24.1          Counsel's Consent to Use Opinion.







Item 28.

UNDERTAKINGS



     The registrant undertakes:


(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










-This Space is Intentionally Left Blank-

SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of            , State of               , on               .





                               EMILY ANNIE, INC.
                                 (Registrant)



BY:
    (Signature and Title)
    Emily Putterman, President


   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Emily Putterman

EMILY PUTTERMAN                                DATED April 24, 1997
President, Director


Russel McIntosh

RUSSELL MCINTOSH                                DATED April 24, 1997
Vice President, Secretary, Director